UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2024

TERRAN ORBITAL CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40170	98-1572314
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
6800 Broken Sound Parkway NW, Suite 200
Boca Raton, Florida 33487
(Address of Principal Executive Offices)
(561) 988-1704
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common stock, par value $0.0001 per share	LLAP	New York Stock Exchange
Preferred Stock Purchase Rights		New York Stock Exchange
Warrants to purchase one share of common stock, each at an exercise price of $11.50 per share	LLAP WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Marco Villa as Chief Revenue Officer and Executive Vice President

On June 10, 2024, Marco Villa, Chief Revenue Officer and Executive Vice President of Terran Orbital Corporation (the “Company”), notified the Company of his decision to resign from his position, with an anticipated effective date of June 30, 2024 (the “Effective Date”). Mr. Villa’s decision to resign was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr. Villa will continue to serve the Company in his capacity as Chief Revenue Officer and Executive Vice President until the anticipated Effective Date, and the Company expects to retain Mr. Villa in a consulting capacity following such date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRAN ORBITAL CORPORATION

Date:	June 14, 2024	By:	/s/ Marc Bell
Marc Bell Chairman and CEO